EXHIBIT 99.1

ETELIX,COM USA LLC

Boyle CPA, LLC

Certified Public Accountant & Consultant

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Etelix.com USA LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Etelix.com USA LLC (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, member’s equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing and opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the consolidated financial statements, the Company’s lack of cash and lack of an established source of revenues raises substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2018

Bayville, NJ

December 5, 2018

ETELIX.COM USA LLC

Balance Sheets

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalent	$23,266	$17,885
Accounts receivable	1,099,533	2,909,771
Other current assets	132,576	78,365
Total Current Assets	1,255,375	3,006,021

Fixed assets, net	305,031	357,332
TOTAL ASSETS	$1,560,406	$3,363,353

LIABILITIES AND MEMBERS´S EQUITY

Current Liabilities
Accounts payable	$748,542	$2,636,761
Loans payable	227,958	-
Other current liabilities	262,581	94,811
Total Current Liabilities	1,239,081	2,731,572

Long-term loans payable – related parties	136,037	90,787
TOTAL LIABILITIES	1,375,118	2,822,359

MEMBERS' EQUITY
Membership equity	748,515	748,515
Accumulated deficit	(563,227)	(207,521)
Total Members’ Equity	185,288	540,994

TOTAL LIABILITIES AND MEMBERS´ EQUITY	$1,560,406	$3,363,353

The accompanying notes are an integral part of these financial statements.

ETELIX.COM USA LLC

Statements of Operations

	Year Ended
	December 31,
	2017	2016

Revenue	$7,514,855	$4,067,808
Cost of revenue	(6,896,806)	(3,484,471)
Gross profit	618,049	583,337

Operating Expenses
General and administrative	692,053	512,912
Total operating expenses	692,053	512,912

Other income (expense)
Other income	-	17,338
Other expense	(40,924)	(18,517)
Interest expense	(240,778)	(13,200)
Total other income (expense)	(281,702)	(14,379)

Net income (loss) before taxes	(355,706)	56,046
Income tax expense	-	(4,686)
Net income (loss)	$(355,706)	$51,360

The accompanying notes are an integral part of these financial statements.

ETELIX.COM USA LLC

Statements of Changes in Members’ Equity (Deficit)

For the years ended December 31, 2017 and 2016

			Total Members' Equity
	Membership Equity	Retained
	Amount	Earnings

Balance - December 31, 2015	$551,515	$(258,881)	$292,634

Capital contribution	197,000	-	197,000
Net income	-	51,360	51,360
Balance - December 31, 2016	748,515	(207,521)	540,994

Net loss	-	(355,706)	(355,706)
Balance - December 31, 2017	$748,515	$(563,227)	$185,288

The accompanying notes are an integral part of these financial statements.

ETELIX.COM USA LLC

Statements of Cash Flows

	Year Ended
	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(355,706)	$51,360
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	52,301	62,850
Changes in operating assets and liabilities:
Accounts receivable	1,810,238	(2,313,931)
Other current assets	(54,211)	(36,056)
Accounts payable	(1,888,219)	1,867,670
Other current liabilities	167,770	79,113
Net cash used in operating activities	(267,827)	(288,994)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	(11,112)
Net cash used in investing activities	-	(11,112)

CASH FLOWS FROM FINANCING ACTIVITY:
Capital contribution	-	197,000
Proceeds from loans payable - related parties	45,250	105,787
Repayment of loans payable - related parties	-	(15,000)
Loan payable	686,568	-
Repayment of loan payable	(458,610)	-
Net cash provided by financing activity	273,208	287,787

Net change in cash and cash equivalents	5,381	(12,319)
Cash and cash equivalents - Beginning of period	17,885	30,204
Cash and Cash Equivalents - end of Period	$23,266	$17,885

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$218,268	$-

The accompanying notes are an integral part of these financial statements.

ETELIX.COM USA LLC

Notes to the Financial Statements

December 31, 2017 and 2016

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

ETELIX,COM USA LLC (the “Company”) is a Florida corporation incorporated on September 30, 2008.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice and data for other telecom companies around the World with more than 150 active interconnection agreements with mobile companies, fix line companies and other wholesale carriers.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily, past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2017 and 2016, the Company had no valuation allowance for doubtful accounts for the Company’s accounts receivable and recorded no bad debt expense.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Fixed Assets

Fixed assets, consisting of telecommuting equipment and software, is recorded at cost reduced by accumulated depreciation and amortization. Depreciation and amortization expense is recognized over the assets’ estimated useful lives of 3 years for computers and laptops, 5 years for telecommunications equipment and switches; and 5 years for software using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

ETELIX.COM USA LLC

Notes to the Financial Statements

December 31, 2017 and 2016

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the year ended December 31, 2017 and 2016, 16 customers represented 61 % of our revenues and 14 customers represented 62% of our revenues, respectively.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of our financial instruments, including, cash and cash equivalents, accounts receivable, other assets, accounts payable and other current liabilities and due to related party approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related party’s due to their related party nature.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

ETELIX.COM USA LLC

Notes to the Financial Statements

December 31, 2017 and 2016

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 10).

Revenue Recognition

The Company recognizes revenue from the sale of products in accordance with ASC 605, “Revenue Recognition.” The Company recognizes revenue only when all of the following criteria have been met:

i)Persuasive evidence for an agreement exists;

ii)Service has been provided;

iii)The fee is fixed or determinable; and,

iv)Collection is reasonably assured.

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered. provided that persuasive evidence of a sales arrangement existed, and collection was reasonably assured. Persuasive evidence of a sales arrangement existed upon execution of a written interconnection agreement. The Company’s payment terms vary by clients.

Cost of revenue

Costs of revenue represent direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls terminated in vendor’s network.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which supersedes nearly all existing revenue recognition guidance under accounting principles generally accepted in the United States of America. The core principle of this ASU is that revenue should be recognized for the amount of consideration expected to be received for promised goods or services transferred to customers. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments, and assets recognized for costs incurred to obtain or fulfill a contract. ASU 2014-09 was scheduled to be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date,” which deferred the effective date of ASU 2014-09 by one year and allowed entities to early adopt, but no earlier than the original effective date. ASU 2014-09 is now effective for public business entities for the annual reporting period beginning January 1, 2018. This update allows for either full retrospective or modified retrospective adoption. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which amends guidance previously issued on these matters in ASU 2014-09. The effective date and transition requirements of ASU 2016-10 are the same as those for ASU 2014-09. In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients,” which clarifies certain aspects of the guidance, including assessment of collectability, treatment of sales taxes and contract modifications, and providing certain technical corrections. The effective date and transition requirements of ASU 2016-12 are the same as those for ASU 2014-09.

The Company will adopt the new guidance as of January 1, 2018. The Company has evaluated the new guidance and the adoption is not expected to have a significant impact on the Company’s financial statements and a cumulative effect adjustment under the modified retrospective method of adoption will not be necessary. There will be no change to the Company’s accounting policies.

ETELIX.COM USA LLC

Notes to the Financial Statements

December 31, 2017 and 2016

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In addition, as of December 31, 2017, the Company had accumulated deficit of $563,227 and a net loss of $355,706 for the year ended December 31, 2017. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and marketing expenses. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its members. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its members.

NOTE 4 – OTHER CURRENT ASSETS

Other current assets at December 31, 2017 and 2016 consist of the following:

	December 31,	December 31,
	2017	2016
Advance payment to suppliers	$-	$8,877
Other receivable	124,484	64,483
Prepaid expenses	8,092	5,005
	$132,576	$78,365

NOTE 5 – FIXED ASSETS, NET

Fixed assets, net at December 31, 2017 and 2016 consist of the following:

	December 31,	December 31,
	2017	2016
Telecommunication equipment	$245,260	$245,260
Telecommunication software	400,903	400,903
Total fixed assets	646,163	646,163
Accumulated depreciation and amortization	(341,132)	(288,830)
Total Fixed assets	$305,031	$357,333

Depreciation expense for the year ended December 31, 2017 and 2016 amounted to $52,302 and $62,850, respectively.

ETELIX.COM USA LLC

Notes to the Financial Statements

December 31, 2017 and 2016

NOTE 6 –LOANS PAYABLE

Loans payable at December 31, 2017 and 2016 consist of the following:

	December 31,	December 31,		Interest rate
	2017	2016	Term
APP Group Inter	$1,390	$-	Note was issued on June 28, 2017 and due in December 17, 2017	32.0%
Complete Business Solutions_2	34,438	-	Note was issued on November 14, 2017 and due in May 3, 2018	28.6%
Advantage Platform Services_3	192,130	-	Note was issued on December 19, 2017 and due in October 18, 2018	31.5%
Total	227,958	-
Less: Current portion of loans payable	227,958	-
Long-term loans payable	$-	$-

During the year ended December 31, 2017 and 2016, the Company borrowed $686,568 and $0, respectively, and repaid the principal amount of $458,610 and $0 and interest expense of $218,268 and $0, respectively.

NOTE 7 – OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 2017 and 2016 consist of the following:

	December 31,	December 31,
	2017	2016
Accrued liabilities	$118,152	$-
Salary payable	137,348	84,365
Deferred revenue	-	8,576
Other payable	7,081	1,870
	$262,581	$94,811

NOTE 8 – MEMBERS’ EQUITY

During the year ended December 31, 2017 and 2016, the Company received capital contributions of $0 and $197,000, respectively.

NOTE 9 – PROVISION FOR INCOME TAXES

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law including lowering the corporate tax rate from 34% to 21%. The new rate is effective for tax years beginning after December 31, 2017. Accordingly, the new rate does not apply to the year ending December 31, 2017. Since the entire net operating loss at September 30, 2017 was used up in the nine months ending December 31, 2017, the new tax legislation does not affect the way the Company can use and carry forward net operating losses, at least in the year ending December 31, 2017.

The reconciliation of income tax expense at the U.S. statutory rate of 34%, to the Company’s effective tax rate is as follows:

	Year Ended
	December 31,
	2017	2016
Income tax expense (benefit) at statutory rate	$(120,940)	$19,056
Change of valuation allowance	120,940	(14,370)
Income tax expense per books	$-	$4,686

ETELIX.COM USA LLC

Notes to the Financial Statements

December 31, 2017 and 2016

NOTE 9 – PROVISION FOR INCOME TAXES ( CONTINUED)

Net deferred tax assets consist of the following components as of:

	December 31,	December 31,
	2017	2016
Net operating loss carry forward	$120,940	$-
Valuation allowance	(120,940)	-
Net deferred tax asset	$-	$-

Utilization of the net operating loss (“NOL”) carry forwards, of approximately $120,940 for federal income tax reporting purposes, is subject to an annual limitation due to ownership change that occurred during the year ended December 31, 2017 and any changes in ownership that may occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. The Company does not believe that the recent changes to the Code will have any material effect on its ability to use the NOL.

NOTE 10 - RELATED PARTY TRANSACTIONS

Loans payable – related parties

	December 31,	December 31,		Interest rate
	2017	2016	Term
Alonso Van Der Biest	$80,200	$80,200	Note was issued on June 12, 2015 and due in June 11, 2019	16.5%
Alvaro Quintana	10,837	10,587	Note was issue on September 30, 2016 and due in September 29, 2019	0%
Leandro Iglesias	45,000	-	Due on demand	0%
Total	136,037	90,787
Less : Current portion of loans payable	-	-
Long-term loans payable	$136,037	$90,787

NOTE 11 - SUBSEQUENT EVENTS

Membership Interest Purchase Agreements and Reorganization

On June 25, 2018 (the “Effective Date”), the Company entered into a membership purchase agreement with iQSTEL Inc. (“iQSTEL”) and became a 100% subsidiary of iQSTEL.

Pursuant to the terms of the membership interest purchase agreement, iQSTEL issued 13,751,875 shares of its unregistered common stock to the members of Etelix in exchange for their memberships interests in Etelix and as a result of the Purchase Agreements, Etelix became a wholly owned subsidiary of iQSTEL.